Exhibit 10.11

FIRST AMENDMENT TO
THE DUN & BRADSTREET CORPORATION CHANGE IN CONTROL PLAN

THIS FIRST AMENDMENT, by THE DUN & BRADSTREET CORPORATION (the “Corporation”), to The Dun & Bradstreet Corporation Change in Control Plan (the “Plan”) is effective January 1, 2014.

WITNESSETH:

WHEREAS, the Corporation sponsors the Plan and the Board of Directors of the Corporation (the “Board”) has authority to make amendments to the Plan;

WHEREAS, the Board now considers it desirable to amend the definition of “Good Reason” under the Plan;

NOW THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, as follows:
I.

Section 2.13, definition of “Good Reason,” is amended by modifying subsection (c) thereof to read as follows:

“(c)    the relocation of the Company’s offices at which the Eligible Executive is principally employed immediately prior to the effective date of the Change in Control to a location more than fifty miles (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Code Section 409A) from such location, except for required travel on the Company’s business to an extent substantially consistent with the Eligible Executive’s business travel obligations prior to the effective date of the Change in Control; provided, however, that a relocation of the Company's offices at which the Eligible Executive is principally employed immediately prior to the effective date of the Change in Control to New York City shall not constitute ‘Good Reason’;”
II.

In all other respects, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this First Amendment to be executed by the undersigned authorized officer of the Corporation this 26th day of February, 2014.

/s/ JOHN REID-DODICK

Name: John Reid-Dodick

Title: Chief People Officer